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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
SMTEK INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

200 Science Drive
Moorpark, California 93021

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 25, 2003

        Dear Fellow Stockholder:

        On Monday, August 25, 2003, SMTEK International, Inc. ("SMTEK") will hold a special meeting of stockholders at 10:00 a.m. local time at SMTEK's offices located at 200 Science Drive, Moorpark, California 93021.

        Only stockholders of record at the close of business on July 23, 2003 will be entitled to vote at this meeting or any adjournments or postponements thereof. At the meeting, the stockholders will consider the following actions:

  1.
  To approve an amendment to our amended and restated certificate of incorporation to decrease to the number of issued and outstanding shares of our common stock by means of a reverse stock split with a ratio of not less than two-for-three and not more than one-for-two.

  2.
  To attend to any other business that may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the proxy statement that is attached to and a part of this notice.

        The board of directors unanimously recommends that you vote for Proposal 1.

By order of the board of directors,
James P. Burgess Chairman of the Board of Directors

Moorpark, California

YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the special meeting in person, you are requested to complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. If you attend the special meeting, you may revoke your proxy at any time before it is voted, and vote in person if you wish, even if you previously returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain from the record holder a proxy issued in your name.

SMTEK INTERNATIONAL, INC.
200 SCIENCE DRIVE
MOORPARK, CALIFORNIA 93021

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
AUGUST 25, 2003

INTRODUCTION

        This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of SMTEK International, Inc., a Delaware corporation ("SMTEK"), of proxies for use at the special meeting of stockholders to be held on August 25, 2003 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting. At the meeting, we will vote on the matters described in this proxy statement and in the accompanying notice. The meeting will be held at SMTEK's offices at 200 Science Drive, Moorpark, California, 93021. We intend to mail this proxy statement and accompanying proxy card on or about July 25, 2003 to all stockholders entitled to vote at the special meeting.

INFORMATION REGARDING VOTING AT THE SPECIAL MEETING

Record Date and Voting Rights

        Our board of directors has fixed July 23, 2003 as the record date for determining the SMTEK stockholders entitled to notice of, and to vote at, the special meeting. Therefore, only stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, the special meeting or any adjournment thereof. At the close of business on the record date, there were                        shares of our common stock outstanding held by approximately            record holders and approximately                        holders who do not hold shares in their own names. A majority of these shares must be present at the special meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote.

        Shares of our common stock with respect to which the holders are present in person at the special meeting, but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our special meeting for purposes of determining whether or not a quorum exists. Brokers who hold shares in nominee or "street" name for customers who are the beneficial owners of the shares may not give a proxy to vote shares held for these customers with respect to Proposal 1 without specific instructions from their customers. However, broker non-votes will be counted for purposes of determining whether a quorum exists.

        To be approved, Proposal 1 must receive the affirmative vote of a majority of our outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as votes against Proposal 1. Accordingly, our board of directors urges you to promptly complete, date, sign and return the accompanying proxy to ensure your representation at the meeting.

Solicitation of Proxies

        We will bear the entire cost of soliciting proxies. In addition to soliciting proxies by mail, we will request banks, brokers, and other record holders to send proxies and proxy materials to the beneficial owners of our common stock to secure their voting instructions. We will reimburse the record holders for reasonable expenses in performing these tasks. If necessary, we may use several of our regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, letter, or other means.

Proxies

        SMTEK stockholders should complete and return the accompanying form of proxy regardless of whether they will attend the special meeting in person. Our stockholders may revoke their proxies at any time before they are exercised by: giving our Corporate Secretary written notice of revocation; giving our Corporate Secretary a properly executed proxy of a later date; or attending the special meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of SMTEK proxies should be addressed to SMTEK International, Inc., 200 Science Drive, Moorpark, California 93021, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If a stockholder does not indicate a choice on the proxy, the stockholder's shares will be voted for the approval of Proposal 1. Our board of directors is unaware of any other matters that may be presented for action at the special meeting. If other matters properly come before the stockholders at the special meeting, the shares will be voted in the proxy holders' discretion.

PROPOSAL 1
APPROVAL OF REVERSE STOCK SPLIT

General

        We are seeking approval to amend our amended and restated certificate of incorporation in order to effect a reverse stock split of our common stock and, accordingly, to reduce the number of our issued and outstanding shares of common stock.

        Our board of directors has approved and is recommending to our stockholders for their approval, this proposal to amend our amended and restated certificate of incorporation to effect a reverse split of the issued and outstanding shares of common stock at a ratio of not less than two-for-three (two shares for each three shares outstanding) and not more than one-for-two (one share for each two shares outstanding). A vote for Proposal 1 is a vote for approval of a reverse stock split in the range of two-for-three to one-for-two. A vote for Proposal 1 also constitutes a grant of authorization to the board of directors to determine the exact exchange ratio to be implemented within such range. The amendment to the amended and restated certificate of incorporation will effect the reverse stock split by reducing the number of shares of issued and outstanding common stock by the ratio to be determined by the board of directors, but will not increase the par value of our common stock, and will not change the number of authorized shares of our common stock.

        The board of directors has approved the proposal to effect a reverse stock split because it believes it is in the best interests of SMTEK and its stockholders. However, the board of directors reserves the right, notwithstanding stockholder approval of Proposal 1, and without further action by the stockholders, to decide not to proceed with the reverse stock split if, at any time before the filing of the certificate of amendment, it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of SMTEK and its stockholders. Thus, a vote for Proposal 1 also includes authorization for the board of directors to elect not to file a certificate of amendment to effect the reverse stock split if the board of directors determines that it would not be in the best interests of SMTEK and its stockholders.

        If stockholders approve Proposal 1, the board of directors may, in its discretion, cause a certificate of amendment to our amended and restated certificate of incorporation to be filed with the Secretary of State of the State of Delaware, and the reverse stock split will become effective upon the filing of the certificate of amendment.

Background of the Transaction

        Our common stock is currently listed on The Nasdaq Small Cap Market. In order to remain listed on The Nasdaq Small Cap Market, we are required to comply with a number of listing standards. Nasdaq Rule 4310(c)(4) requires us to maintain a minimum per share bid price of $1.00. On November 18, 2002, Nasdaq notified us that we were not in compliance with the minimum bid price requirement because we had failed to maintain a minimum bid price of at least $1.00 per share for 30 consecutive days. In addition, Nasdaq Rule 4310(c)(2) requires us to maintain $2,500,000 in shareholders' equity. On February 11, 2003, Nasdaq notified us that we were not in compliance with the shareholders' equity requirement. On April 14, 2003, we received written notice from Nasdaq that the Staff had determined that our common stock was subject to delisting as a result of the shareholders' equity deficiency. On April 21, 2003, we requested a hearing before the Nasdaq Listing Qualifications Panel to appeal the Staff's determination. On June 27, 2003, Nasdaq notified us that our common stock would continue to be listed on The Nasdaq SmallCap Market pursuant to a temporary exception from the minimum bid price and shareholders' equity requirements.

        The temporary exception granted by Nasdaq is subject to our satisfaction of a number of conditions. In this regard, in order to retain our temporary exception, we are required:

  •
  On or before July 8, 2003, to file a proxy statement to seek stockholder approval of a reverse stock split that is sufficient to cause our common stock to satisfy the minimum bid price requirement;

  •
  On or before September 8, 2003, to achieve a closing bid price of at least $1.00 per share; and, immediately thereafter, maintain a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days;

  •
  On or before September 8, 2003, to publicly file an unaudited balance sheet not older than 45 days from the date of filing that evidences shareholders' equity of at least $2,500,000; and

  •
  On or before September 30, 2003, to file our Form 10-K for the fiscal year ended June 30, 2003.

        If Nasdaq determines that we have satisfied all of the foregoing conditions, and we are otherwise in compliance with Nasdaq's listing requirements, our common stock will continue to be listed on The Nasdaq SmallCap Market.

Reasons for the Reverse Stock Split

        The reverse stock split is being proposed to maintain the eligibility of our common stock for listing on The Nasdaq SmallCap Market and to increase the common stock's attractiveness to potential investors. As discussed above, Nasdaq requires us to maintain a minimum bid price for our common stock of $1.00 per share. Our failure to comply with this requirement subjects our common stock to possible delisting. Based on recent trading prices of our common stock, we believe that if we effect the reverse stock split within the proposed range, the minimum bid price for our common stock will be greater than $1.00 per share. If Proposal 1 is not approved, it is possible that our common stock will be delisted from The Nasdaq SmallCap Market for failure to satisfy Nasdaq's minimum bid price requirement. We believe that, if our common stock is delisted from The Nasdaq SmallCap Market, the liquidity in the trading market for our common stock will decrease, which could reduce the trading price and increase the transaction costs of trading shares of our common stock.

        The board of directors is also seeking the authority to effect the reverse stock split because it hopes that the reverse stock split will broaden the market for our common stock, and that the resulting anticipated increased price level will encourage interest in our common stock which may increase the liquidity of our stock. Various brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with low-priced stocks. In addition, investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

        The board of directors further believes that a higher stock price would help us attract and retain employees and other service providers because some potential employees and service providers may be less likely to work for or provide services to a company with a low stock price, regardless of size of the company's market capitalization. If the reverse stock split successfully increases the per share price of our common stock, the board of directors believes this increase will enhance our ability to attract and retain employees and service providers.

Risks Associated with the Reverse Stock Split

        While our board of directors believes that our common stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that an increase in the bid price of our common stock will occur, or, if it does occur, that it will equal or exceed the price that is 1.5 to 2.0 times (depending on the selected reverse split ratio) the market price of our common stock before the reverse stock split. In addition, even if Proposal 1 is approved and the reverse stock split is consummated, there can be no assurance that: (i) the minimum bid price of the post-split common stock can be maintained at or above $1.00; (ii) we will be able to regain compliance with Nasdaq's shareholders' equity and market value for publicly held shares requirements; (iii) our common stock will not be delisted from Nasdaq for other reasons; or (iv) the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

        The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Potential Effects of the Reverse Stock Split

        The principal effect of the reverse stock split would be to decrease the number of outstanding shares of common stock from 2,284,343 shares, as of June 30, 2003, to a range between approximately 1,522,895 shares and 1,142,172 shares (depending on the reverse split ratio selected within the proposed range of two-for-three to one-for-two and without taking into account adjustments for fractional shares as described below). The amendment to our amended and restated certificate of incorporation will not affect a stockholder's proportionate equity interest or the relative rights, preferences or priorities to which a stockholder is currently entitled, except for minor differences resulting from adjustments for fractional shares as described below. In determining the final ratio for the reverse stock split, the board of directors will consider a number of factors, including but not limited to, our performance during the most recent fiscal quarter and general economic conditions, with emphasis being placed on the closing price of our common stock on the days immediately prior to the day that the certificate of amendment is to be filed with the Secretary of State of the State of Delaware.

        Our amended and restated certificate of incorporation authorizes us to issue up to 3,750,000 shares of our common stock. The reverse stock split, if consummated, will not effect the total number of authorized shares of common stock. We do not expect that the reverse stock split will materially impact our financial condition, the percentage ownership of management, the number of stockholders, or any other aspect of our business. In addition, the proposed reverse stock split will not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended.

Potential Odd Lots

        If Proposal 1 is approved, and the reverse stock split is consummated, the reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Effectiveness of the Reverse Stock Split

        If Proposal 1 is approved by our stockholders and the board of directors determines to consummate the reverse stock split, the reverse stock split will become effective when we file a certificate of amendment to our amended and restated certificate of incorporation, in substantially the form of the certificate of amendment attached to this proxy statement as Annex A, with the Secretary of State of the State of Delaware.

Exchange of Stock Certificates and Payment for Fractional Shares

        If Proposal 1 is approved by our stockholders, and the reverse stock split is consummated, the exchange of our shares of common stock will occur on the date that we file the certificate of amendment with the Secretary of State of the State of Delaware without any further action on the part of our stockholders and without regard to the date that any stockholder physically surrenders the stockholder's certificates representing pre-split shares of common stock for certificates representing post-split shares. As soon as practicable after the effective date of the certificate of amendment, our transfer agent, American Stock Transfer & Trust Company, will mail transmittal forms to each holder of record of certificates formerly representing shares of our common stock. The transmittal form will be used to surrender and exchange the pre-stock split certificates for post-stock split certificates. The transmittal form will be accompanied by instructions specifying other details of the exchange.

        After receipt of a transmittal form, each stockholder should surrender the certificates formerly representing shares of our common stock in exchange for certificates representing the number of shares of our common stock to which the stockholder is entitled. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from our transfer agent. In connection with the reverse stock split, our common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split common stock.

        We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share. We are doing this so that we may avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the stock split. The shares do not represent separately bargained for consideration.

        As of the effective date of the certificate of amendment, each certificate representing pre-split shares of common stock will, until surrendered and exchanged as described above, be deemed cancelled for all corporate purposes, and represent only the number of post-split shares of common stock as a result of the reverse stock split. However, a stockholder will not be entitled to receive any dividends or other distributions payable by us after the certificate of amendment is effective until that stockholder surrenders and exchanges his or her certificates. Any dividends or distributions will be withheld, accumulate, and be paid to the stockholder, without interest, once the stockholder surrenders and exchanges his, her or its certificates.

Increase of Shares of Common Stock Available for Future Issuance

        As a result of the reverse stock split, there will be a reduction in the number of shares of our common stock outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance. The increase in available shares could be used for any proper corporate purpose approved by the board of directors including, among other purposes, future financing transactions.

Potential Anti-Takeover Effect

        Although the increased proportion of unissued authorized shares to issued shares could, under some circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the reverse stock split proposal, our board of directors does not currently contemplate recommending the adoption of any other amendments to our amended and restated certificate of incorporation that could be construed to affect the ability of third parties to effect a change in our control.

Certain Federal Income Tax Consequences

        The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them, including the consequences of the reverse stock split under state, local or foreign tax laws.

        The receipt of the common stock following the effective date of the reverse stock split, including whole shares issued in lieu of fractional shares, solely in exchange for the common stock held prior to the reverse stock split will not generally result in a recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder in the common stock received after the reverse stock split will be the same as the adjusted tax basis of the common stock held prior to the reverse stock split exchanged therefore, and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore. No gain or loss will be recognized by SMTEK as a result of the reverse stock split.

Accounting Matters

        After the effective date of the reverse stock split, the par value of our common stock will remain at $0.01 per share. The number of outstanding shares of common stock will be reduced by the reverse stock split ratio selected by the board of directors, taking into account adjustment for fractional shares, as described above. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the reverse stock split is effected, all share and per share information in our financial statements will be restated to reflect the reverse stock split for all periods presented in our future filings with the Securities and Exchange Commission and Nasdaq. Stockholders' equity will remain unchanged, as a result of the reverse stock split.

Appraisal Rights

        No appraisal rights are available under the Delaware General Corporation Law or under our amended and restated certificate of incorporation or bylaws to any stockholder who dissents from the proposal to approve the amendment to the amended and restated certificate of incorporation to effect the reverse stock split.

Required Vote and Board of Directors Recommendation

        The affirmative vote of stockholders having a majority of the voting power of all outstanding shares of our common stock entitled to vote at the special meeting is required to approve Proposal 1. If Proposal 1 is not approved, the Proposal will not be implemented. Proxies solicited by the board of directors will be voted for this Proposal 1, unless you specify otherwise in your Proxy.

        The board of directors believes that approval of Proposal 1 is in the best interests of SMTEK and its stockholders for the reasons stated above. The board of directors unanimously recommends a vote "FOR" Proposal 1.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership, as of June 30, 2003, concerning:

  •
  each beneficial owner of more than 5% of SMTEK's outstanding common stock;

  •
  each of our current directors and executive officers; and

  •
  all of our current directors and executive officers as a group.

        Unless otherwise indicated, the address of each beneficial owner listed below is c/o SMTEK International, Inc., 200 Science Drive, Moorpark, CA 93021.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
Thomas M. Wheeler 801 W. Big Beaver Road Suite 201 Troy Michigan 48084	881,813	38.60%
Clay Biddinger	139,383(2)	6.02%
Kimon Anemogiannis	15,455(3)	*
James P. Burgess	49,831(4)	2.16%
Robert T. Howard	10,000(5)	*
Edward J. Smith	26,500(6)	*
Kirk A. Waldron	15,000(7)	*
Steven M. Waszak	15,455(8)	*
Directors and named executive officers as a group (6 persons)	132,241(9)	5.56%

*
Represents less than 1% of the outstanding shares.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options or warrants exercisable within 60 days of June 30, 2003 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe the stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Percentage of ownership is based on 2,284,343 shares of common stock outstanding as of June 30, 2003.

(2)
Includes 32,277 shares underlying options.

(3)
Represents 15,455 shares underlying options.

(4)
Includes 23,165 shares underlying options.

(5)
Represents 10,000 shares underlying options.

(6)
Includes 15,000 shares underlying options.

(7)
Represents 15,000 shares underlying options.

(8)
Represents 15,455 shares underlying options.

(9)
Includes 94,075 shares underlying options.

OTHER MATTERS

2003 Stockholder Proposals

        As described in our proxy statement issued in connection with our 2002 Annual Meeting of Stockholders, stockholder proposals for inclusion in this year's proxy statement for consideration at our Annual Meeting of Stockholders in 2003 were required to be submitted in writing at our principal executive offices no later than June 30, 2003. Any proposals received after that date are considered untimely and will not be included in this year's proxy statement. As of June 30, 2003, no proposals had been received by us.

ANNEX A

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SMTEK INTERNATIONAL, INC.

        SMTEK International, Inc., a Delaware corporation (the "Corporation") hereby certifies that:

        1.     The name of the Corporation is: SMTEK International, Inc.

        2.     The Amended and Restated Certificate of Incorporation is hereby amended by striking out Article Four thereof and substituting in lieu of said Article Four the following new Article:

"ARTICLE FOUR

    The Corporation is authorized to issue two classes of shares of stock to be designated respectively, "Common" and "Preferred;" the total number of such shares shall be 4,750,000; the total number of Common shares shall be 3,750,000 and the par value of each Common share shall be one cent ($.01); and the total number of Preferred shares shall be 1,000,000 and the par value of each Preferred share shall be one dollar ($1.00).

    The Preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Preferred shares, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

    Upon filing this amendment to the Amended and Restated Certificate of Incorporation (the "Effective Date"), the issued and outstanding Common Stock of the corporation will be reverse split on a [    ]*-for-[    ]* basis so that each [    ]* shares of Common Stock, issued and outstanding immediately prior to the Effective Date, shall automatically be converted into and reconstituted as [    share(s)]* of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. Any fractional share resulting from such change shall, as of the Effective Date, be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save the expense and inconvenience of issuing fractional shares and do not represent bargained for consideration."

        3.     The foregoing amendment of the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        Executed this            day of            , 2003.

Name: Title:

*
A vote for Proposal 1 includes approval of a Certificate of Amendment with an exchange ratio of not less than a two-for-three and not more than a one-for-two reverse split, together with the authorization for the board of directors to select the exact exchange ratio within such range. In addition, approval of Proposal 1 authorizes the board of directors, in its sole discretion, to file any such Certificate with the Secretary of State of the State of Delaware.

Proxy
SMTEK INTERNATIONAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SMTEK

        The undersigned hereby appoints Edward J. Smith and Kirk A. Waldron, and each of them, as proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them to represent and vote all of the shares of common stock of SMTEK International, Inc. held by the undersigned on July 23, 2003 at the special meeting of stockholders to be held on August 25, 2003 at 10:00 a.m. local time or at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

(Continued, and to be dated and signed on other side)

☒ Please mark your votes as in this example using dark ink only.

		FOR	AGAINST	ABSTAIN
1.	TO APPROVE AN AMENDMENT TO SMTEK'S AMENDED AND RESTATED AND CERTIFICATE OF INCORPORATION EFFECTING A REVERSE STOCK SPLIT OF SMTEK'S ISSUED AND OUTSTANDING COMMON STOCK AT A RATIO OF NOT LESS THAN TWO-FOR-THREE AND NOT MORE THAN ONE-FOR-TWO.	☐	☐	☐
2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO CONSIDER AND VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby acknowledges receipt of the notice of special meeting of stockholders and proxy statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein. All other proxies heretofore given by the undersigned to vote shares of common stock of SMTEK International, Inc. are expressly revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 DESCRIBED ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF MAILING THE NOTICE OF SPECIAL MEETING AND THE ENCLOSED PROXY STATEMENT.

Please sign and return this proxy in the enclosed envelope. The giving of this proxy will not affect your right to vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain form the record holder a proxy issued in your name. You may also submit to the Secretary of SMTEK International, Inc. a later dated revocation or amendment to this proxy on any of the matters set forth above.
	Dated:	, 2003

Signature(s) of stockholder

This proxy must be signed exactly as the name appears on your stock certificate. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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INTRODUCTION
INFORMATION REGARDING VOTING AT THE SPECIAL MEETING
PROPOSAL 1 APPROVAL OF REVERSE STOCK SPLIT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
FORM OF CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SMTEK INTERNATIONAL, INC.